EXHIBIT 10.22
FIRST AMENDMENT TO SEPARATION AGREEMENT
This FIRST AMENDMENT TO SEPARATION AGREEMENT, dated as of September 25, 2023 (this “Amendment”) is entered into by and between Cummins Inc., an Indiana corporation (“Cummins”), and Atmus Filtration Technologies Inc., a Delaware corporation (“Filtration”). Cummins and Filtration are referred to herein each individually as a “Party” and collectively as the “Parties”. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Separation Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, Cummins and Filtration have entered into that certain Separation Agreement (the “Separation Agreement”), dated as of May 29, 2023; and
WHEREAS, Cummins and Filtration desire to amend the Separation Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the receipt and sufficiency of which the Parties acknowledge, the Parties hereby agree as follows:
1.No Solicitation or Hiring of Employees. Section 4.3 of the Separation Agreement is hereby amended and restated in its entirety as follows:
“Section 4.3 No Solicitation or Hiring of Employees. From and after the Effective Date until the Disposition Date (the “Restricted Period”), none of Cummins, Filtration or any member of their respective Groups shall, without the prior written consent of the Chief Human Resource Officer of the other applicable Party, either directly or indirectly, on their own behalf or in the service or on behalf of others, agree to an employment, contractual or other relationship or otherwise hire, retain or employ any employee of any other Party’s respective Group. For and during the Restricted Period, through the twelve (12) month period immediately following the Restricted Period, none of Cummins, Filtration or any member of their respective Groups shall, without the prior written consent of the Chief Human Resource Officer of the other applicable Party, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, aid, induce or encourage any employee of any other Party’s respective Group to leave his or her employment. Notwithstanding the foregoing, nothing in this Section 4.3 shall restrict or preclude Cummins, Filtration or any member of their respective Groups from (a) soliciting, or after the Disposition Date, hiring, any employee who responds to a job posting or advertisement or contact by a recruiter, whether in-house or external, that is not specifically targeted or focused on the employees employed by any other Party’s respective Group (and nothing shall prohibit such generalized searches for employees through various means, including the use of advertisements in the media (including trade media) or the engagement of search firms to engage in such searches); provided that the applicable Party has not encouraged or advised such firm to approach any such employee; (b) soliciting or hiring any employee whose employment has been terminated by the other Party’s respective Group; or (c) soliciting or hiring any employee whose employment has been terminated by such employee after sixty (60) days from the date of termination of such employee’s employment.”
2.Miscellaneous. This Amendment shall be deemed incorporated into and a part of the Separation Agreement (and therefore the provisions of Article X of the Separation Agreement shall apply to this Amendment mutatis mutandis), and any reference to the Separation Agreement in any other agreement, document, certificate or instrument shall be deemed to refer to the Separation Agreement as amended by this Amendment. Except as expressly set forth herein, the Parties make no other amendment, alteration or modification to the Separation Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this First Amendment to the Separation Agreement as of the date first written above.

CUMMINS INC.

By: /s/ Jeff Wiltrout_______________
Name: Jeff Wiltrout
Title: VP – Corporate Strategy

ATMUS FILTRATION TECHNOLOGIES INC.

By: /s/ Jack Kienzler____________________
Name: Jack Kienzler
Title: CFO – Atmus Filtration Technologies